                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         AETNA LIFE AND CASUALTY COMPANY
               (Exact name of issuer as specified in its charter)

            CONNECTICUT                                 06-0843808
      (State of Incorporation)              (IRS Employer Identification Number)

        151 FARMINGTON AVENUE                             06156
        HARTFORD, CONNECTICUT                           (Zip Code)
(Address of Principal Executive Offices)

                         AETNA LIFE AND CASUALTY COMPANY
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              LUCILLE M. NICKERSON
                     VICE PRESIDENT AND CORPORATE SECRETARY
                         Aetna Life and Casualty Company
                         (address same as issuer above)
                               Tel. (203) 273-6970

                                    COPY TO:
                            JUDITH H. JONES, COUNSEL
                         Aetna Life and Casualty Company
                         (address same as issuer above)
                               Tel. (203) 273-0810
            (Name, address and telephone number of agent for service)

       Approximate date of proposed commencement of sales pursuant hereto:
                                October 30, 1995

                         Exhibit Index located on page 8

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                               Amount                Proposed Maximum       Proposed Maximum        Amount of
Title of Securities             To Be                 Offering Price            Aggregate         Registration
To Be Registered             Registered                 Per Share            Offering Price            Fee
- ---------------------------------------------------------------------------------------------------------------
Common Stock
  (without par value)       8,000,000 Shs.(1,3)           $69.25(2)            $554,000,000(2)        $191,035

- -----------------------
(1) Represents the maximum number of shares which could be issued under the 1994 Stock Incentive Plan and includes such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions of the Plan.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based on the average of high and low prices of the Common Stock on the New York Stock Exchange on September 19, 1995, pursuant to Rule 457.

(3) Includes Share Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Aetna Life and Casualty Company (the "Company" or the "Registrant") hereby incorporates by reference the following documents:

      (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above, including: the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

      (c) the description of the Company's Common Stock and Share Purchase Rights Plan contained in its Registration Statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating those descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Judith H. Jones rendered an opinion as to the legality of the securities being registered and is presently an employee of the Company and several companies affiliated with the Company, and is eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers.

Except where an applicable insurance policy is procured, Connecticut General Statutes ("C.G.S.") Section 33-320a is the sole source of indemnification rights for persons who may be deemed to be controlling persons by reason of their status as a shareholder, director, officer, employee or agent of a Connecticut corporation, and directors and officers of Connecticut corporations. Under C.G.S. Section 33-320a, a corporation shall indemnify any director or officer who was or is a party, or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as "proceeding") by virtue of the fact that he: (i) is or was a director or officer of the corporation; (ii) is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter referred to as "enterprise") other than an employee benefit plan or trust; or (iii) is or was a director or officer serving at the request of the corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the corporation or any other enterprise, against "covered expenditures" if (and only if) his conduct met the applicable statutory eligibility standard. The types of expenditures which are covered and the statutory eligibility standard vary according to the type of proceeding to which the director or officer is or was a party or was threatened to be made a party.

According to C.G.S. Section 33-320a, in non-derivative proceedings other than ones brought in connection with an alleged claim based upon the purchase or sale of securities of the corporation or of another enterprise, the corporation shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys fees, actually incurred by him in connection with the proceeding, or any appeal thereof, if (and only if) he acted (i) in good faith and (ii) in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of any employee benefit plan or trust, in a manner he reasonably believed to be in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust. However, where the proceeding brought is criminal in nature, C.G.S.
Section 33-320a requires that the director or officer must satisfy the additional condition that he had no reasonable cause to believe that his conduct was unlawful in order to be indemnified. A director or officer also will be entitled to indemnification as described above if (i) he is successful on the merits in the defense of any non-derivative proceeding brought against him or
(ii) a court shall have determined that in view of all the circumstances he is fairly and reasonably entitled to be indemnified. The decision about whether the director or officer qualifies for indemnification under C.G.S. Section 33-320a may be made (i) in writing by a majority of those members of the board of directors who were not parties to the proceeding in question, (ii) in writing by independent legal counsel selected by a majority of those directors who were not parties to the proceeding, (iii) by the shareholders of the corporation at a special or annual meeting by an affirmative vote of at least a majority of the voting power of shares not owned by parties to the proceeding, or (iv) by a court of competent jurisdiction. A director or officer may apply to a court of competent jurisdiction for indemnification even though he previously applied to the board, independent legal counsel or the shareholders and his application for indemnification was rejected.

In non-derivative proceedings involving the purchase or sale of securities, C.G.S. Section 33-320a provides that the corporation shall only indemnify the director or officer after a court shall have determined that in view of all the circumstances, the director or officer is fairly and reasonably entitled to be indemnified. Furthermore, the expenditures for which the director or officer shall be indemnified shall only be such amount as the court determines to be appropriate.

Pursuant to C.G.S. Section 33-320a, where a director or officer was or is a party or was threatened to be made a party to a derivative proceeding, the corporation shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the proceeding or any appeal thereof, in relation to matters as to which he is finally adjudged not to have breached his duty to the corporation. The corporation shall also indemnify a director or officer where the court determines that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified; however, in such a situation, the individual shall only be indemnified for such amount as the court determines to be appropriate. Furthermore, the statute provides that the corporation shall not indemnify a director or officer for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a threatened or pending action, with or without court approval; or for expenses incurred in defending a threatened action or a pending action which is settled or otherwise disposed of without court approval.

C.G.S. Section 33-320a also provides that expenses incurred in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon authorization of the board of directors provided said expenses are indemnifiable under the statute and the director or officer agrees to repay such amount if he is later found not entitled to be indemnified by the corporation.

Lastly, C.G.S. Section 33-320a is an exclusive statute. A corporation cannot indemnify a director or officer to an extent either greater or less than that authorized by the statute, and any provision in the certificate of incorporation, the by-laws, a shareholder or director resolution, an agreement or otherwise that is inconsistent with the statute is invalid; provided, however, that the statute specifically authorizes a corporation to procure insurance providing greater indemnification rights than those set out in C.G.S. Section 33-320a.

Consistent with the statute, Aetna has procured insurance for its directors and officers which supplements the indemnification rights provided to those individuals by C.G.S. Section 33-320a. Unlike the statute, this policy does not require an "after the fact" determination of good faith in order for the insured director or officer to receive the benefits provided under the policy nor does it require affirmative judicial or corporate action as a prerequisite to the insurance company's duty to defend (and pay for the defense of) the insured director or officer under the policy. Furthermore, the insurance policy covers directors and officers for any acts not specifically excluded for which the director or officer is not eligible for indemnification under C.G.S. Section 33-320a to the extent such coverage does not violate public policy.

Item 8.  Exhibits.

  Exhibit No.       Description
  -----------       -----------
      4.1            Certificate of Incorporation of Aetna Life and Casualty Company, incorporated herein by reference to the Company's 1992 Annual Report on Form 10-K, filed on March 17, 1993 (the
                     "1992 Form 10-K").

      4.2            Conformed Copy of Rights Agreement dated as of October 27, 1989, between Aetna Life and
                     Casualty Company and First Chicago Trust Company of New York, incorporated herein by reference to the 1992 Form 10-K.

      4.3            Aetna Life and Casualty Company 1994 Stock Incentive Plan, incorporated herein by reference to the Company's 1994 Proxy Statement, filed on March 18, 1994.

      5.1            Opinion of Judith H. Jones, including consent, dated September 22, 1995.

      5.2            Opinion of Day, Berry & Howard, including consent, dated September 22, 1995.

      15             Letter re: unaudited interim financial information.

      23.1           Consent of KPMG Peat Marwick LLP

      23.2           Consent of Judith H. Jones (included in Exhibit 5.1)

      23.3           Consent of Day, Berry & Howard (included in Exhibit 5.2)

      24             Power of Attorney

      28             Information from reports filed with state regulatory authorities, incorporated by reference to the Company's 1994 Annual Report on Form 10-K, filed on March 17, 1995.

Item 9.  Undertakings.

      (a)  The Company hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post effective amendment to this Registration
              Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

              (iii) to include any additional or changed material information with respect to the plan of distribution.

              Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities

              Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therin, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

              (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 31st day of August, 1995.

                                   AETNA LIFE AND CASUALTY COMPANY


                                   By    /S/ Robert J. Price
                                         ---------------------------------------
                                         Robert J. Price
                                         Vice President and Corporate Controller
                                         (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 31, 1995.

Signature                                                       Title
/S/ Ronald E. Compton                                           Chairman, President and Director
- ---------------------------------------------                   (Principal Executive Officer)
Ronald E. Compton

                     *
- ---------------------------------------------
Wallace Barnes                                                  Director

                     *
- ---------------------------------------------
William H. Donaldson                                            Director

                     *
- ---------------------------------------------
Ellen M. Hancock                                                Director

                     *
- ---------------------------------------------
Michael H. Jordan                                               Director

                     *
- ---------------------------------------------
Jack D. Kuehler                                                 Director

                     *
- ---------------------------------------------
Frank R. O'Keefe, Jr.                                           Director

                     *
- ---------------------------------------------
Barbara Hackman Franklin                                        Director

                     *
- ---------------------------------------------
Earl G. Graves                                                  Director

                     *
- ---------------------------------------------
Gerald Greenwald                                                Director



- ---------------------------------------------
Judith Rodin                                                    Director

/S/ Richard L. Huber
- ---------------------------------------------
Richard L. Huber                                                Vice Chairman for Strategy and Finance
                                                                (Principal Financial Officer)

/S/ Robert J. Price
- ---------------------------------------------
Robert J. Price                                                 Vice President and Corporate Controller
                                                                (Principal Accounting Officer)

*By  /S/ Judith H. Jones
     ----------------------------------------
     Judith H. Jones
     (Attorney-in-fact)

                                INDEX OF EXHIBITS

- -----------------------------------------------------------------------------------------------------------------
Exhibit No.                     Description                                                       Page No.
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------
       4.1                Certificate of Incorporation of Aetna Life and Casualty Company,
                          incorporated by reference to the Company's 1992 Form 10-K, filed
                          on March 17, 1993                                                             *
- -----------------------------------------------------------------------------------------------------------------
       4.2                Conformed Copy of Rights Agreement dated as of October
                          27, 1989, between Aetna Life and Casualty Company and
                          First Chicago Trust Company of New York, incorporated
                          by reference to the Company's 1992 Form 10-K, filed on
                          March 17, 1993                                                                *
- -----------------------------------------------------------------------------------------------------------------
       4.3                Aetna Life and Casualty Company 1994 Stock Incentive Plan,
                          incorporated herein by reference to the Company's 1994 Proxy
                          Statement, filed on March 18, 1994                                            *
- -----------------------------------------------------------------------------------------------------------------
       5.1                Opinion of Judith H. Jones, including consent                                 9
- -----------------------------------------------------------------------------------------------------------------
       5.2                Opinion of Day, Berry & Howard, including consent                            11
- -----------------------------------------------------------------------------------------------------------------
       15                 Letter re: unaudited financial information                                   13
- -----------------------------------------------------------------------------------------------------------------
      23.1                Consent of KPMG Peat Marwick LLP                                             14
- -----------------------------------------------------------------------------------------------------------------
      23.2                Consent of Judith H. Jones (included in Exhibit 5.1)                          *
- -----------------------------------------------------------------------------------------------------------------
      23.3                Consent of Day, Berry & Howard (included in Exhibit 5.2)                      *
- -----------------------------------------------------------------------------------------------------------------
       24                 Power of Attorney                                                            15
- -----------------------------------------------------------------------------------------------------------------
       28                 Information from reports furnished to state regulatory
                          authorities, incorporated by reference to the Company's 1994
                          Annual Report on Form 10-K, filed on March 17, 1995                           *
- -----------------------------------------------------------------------------------------------------------------